March 11, 1998

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read the comments in Item 4 of Form 8-K of Swisher International, Inc. (Company) dated February 18, 1998.

We do not agree with the following comments included therein:

- The Form 8-K included the text of our letter, dated February 20, 1998, but did not disclose that such letter was addressed to Mr. Patrick L. Swisher, President, and George K. Moore, Director.

- The first paragraph, fourth sentence: "Not until February 17, 1998 was the Company asked through a member of its Board of Directors, to meet with the former auditor". This meeting occurred on February 16, 1998. At this meeting, McGladrey & Pullen, LLP (McGladrey) personnel reviewed with W. Tom Reeder, Vice President, and George K. Moore, Director, the matters subsequently summarized in our February 20 letter. During the meeting on February 16 and in subsequent meetings on February 18 and February 19, Company representatives provided certain responses to the issues raised by McGladrey. Prior to the February 16 meeting referred to above, McGladrey had discussed with Company management and/or Mr. Moore each of the accounting and disclosure matters set forth in the February 20, 1998 letter. On February 20, 1998, McGladrey concluded that we were no longer able to rely on management's representations.

- The first paragraph, seventh sentence: "On February 18 and 19, 1998, the former auditor, without waiting for additional information that the Company was prepared to provide, indicated that it intended to resign and that it was withdrawing its opinion for fiscal year 1996 as stated above". The Company presented additional information to McGladrey on February 18 and 19, 1998. McGladrey considered the additional evidence provided during those discussions and subsequently reaffirmed our decision to resign and to withdraw our report, dated January 30, 1997, on the Company's financial statements for the year ended October 31, 1996.

- The second paragraph, second sentence: "The Company believes that significant information affecting these issues has not been received by the former auditor." McGladrey believes that the Company has had an adequate opportunity to bring any such significant information to our attention.
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-     The fourth paragraph, number 1 bullet parenthetical comment:  "(the question presented for the financial statements being whether the sale should be recognized under applicable accounting principles in fiscal year 1996 or fiscal year 1997);". Our letter dated February 20, 1998, states that we "conclude that a sale of the franchise had not occurred as of October 31, 1997."

- The fourth paragraph, number 2 bullet parenthetical comment: "(the Former Auditor acknowledged that it knew in April 1997 that the agreements in question had not been approved by the Swisher Board of Directors which subsequently determined the agreements were unenforceable because they were unauthorized and caused the Company and other involved parties to agree that the agreements were not legally enforceable; thus, the agreements were never effected)" We supplementally add: (i) at the date of issuance of its report on the 1996 financial statements, the Company had not informed McGladrey regarding the grant of these options and warrants, and (ii) the options and warrants in question were granted by Mr. Swisher to two unrelated parties.

- We agree with the remaining comments included therein except for the following comment, for which we have no basis to agree or disagree:

- The fourth paragraph, number 5 bullet, parenthetic comment: "(these amounts have now been repaid)".

We wish to clarify the Company's comments in paragraph 3 attributed to us. We issued a clarifying letter to the Company on February 27 which reaffirmed our February 20 letter, and documented our agreement to delay the withdrawal of our report on the Company's 1996 financial statements. This delay was agreed to allow the Company reasonable time (defined in that letter as 5:00pm EST, Monday, March 9, 1998) to perform a thorough and independent investigation of the matters discussed in our February 20 letter. The Company informed us on March 10, 1998, that the special investigation will be completed in an additional two to three weeks. Based upon our current assessment, we have issued a letter to the Company dated March 11, 1998, enclosed, withdrawing our report on the 1996 financial statements. We believe that the Company's 1996 financial statements are misstated with respect to certain related party disclosures and other accounting matters as set forth in our February 20, 1998 letter.


Yours truly,

McGLADREY & PULLEN, LLP


Enclosure